Sub-Item 77Q1(e): Copies of Any New or Amended Investment
 Advisory Contracts

Amended Annex A dated April 14, 2016 to the Management
Agreement dated April 30, 1997
 between Registrant, Goldman Sachs Asset Management, L.P.,
Goldman Sachs Fund Management L.P. and Goldman Sachs
Asset Management International
 is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment
No. 554 to the Registrants Registration Statement on
 Form N-1A filed with the
Securities and Exchange Commission on May 13, 2016
 (Accession No. 0001193125-16-590574).